Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information for DWS High Income Fund in Post-Effective Amendment Number 66 to the Registration Statement (Form N-1A, No. 002-91577) of DWS Income Trust. We also consent to the incorporation by reference into the Statement of Additional Information of our report on the financial statements and financial highlights of the DWS High Income Fund dated November 21, 2011 included in the Annual Report for the fiscal year ended September 30, 2011.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2012

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Income Trust on Form N-1A (“Registration Statement”) of our report dated November 28, 2011 relating to the financial statements and financial highlights which appears in the September 30, 2011 Annual Report to Shareholders of the DWS GNMA Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2012